UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2016

Xerox Corporation

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 4505

45 Glover Avenue

Norwalk, Connecticut

06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors

(d) Election of Directors

On December 5, 2016, Xerox Corporation (the “Company”) announced that it is increasing the size of its Board from nine to eleven members and appointing each of Joseph J. Echevarria and Cheryl G. Krongard to the Company’s Board effective January 1, 2017. Mr. Echevarria and Ms. Krongard will receive the standard director compensation that the Company provides to its non-employee directors as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2016. A copy of the press release regarding Mr. Echevarria’s and Ms. Krongard’s election is being furnished as Exhibit 99.1 hereto.

As of the date hereof there are no transactions between either Mr. Echevarria or Ms. Krongard, on the one hand, and the Company, on the other hand, that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Registrant’s press release dated December 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

	By:	/s/ D. H. Marshall
Douglas H. Marshall
Date: December 5, 2016		Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Registrant’s press release dated December 5, 2016